UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2025

GLOBAL ASSET MANAGEMENT GROUP, INC.

Wyoming	0-08962	84-1641415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1505 Monroe Street, Suite 1505

Rockville, MD 20852

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (240) 398-8319

KENILWORTH SYSTEMS CORPORATION

(Former Name or Former Address, if Changed Since Last Report)

_____________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

Acquisition of Bella Rio Marketing Agency, Inc.

On July 31, 2025, Global Asset Management Group, Inc. completed the acquisition of Bella Rio Marketing Agency, Inc. pursuant to a Share Exchange Agreement dated July 22, 2025. The Company acquired 100% of the issued and outstanding capital stock of Bella Rio in exchange for 450,000 shares of its Common Stock issued to Andell Holdings Corporation, the sole shareholder of Bella Rio. The transaction was conducted as a private placement under Rule 4(a)(1) of the Securities Act of 1933 and applicable state Blue Sky laws. The shares issued are subject to standard restrictive legends and stop-transfer instructions.  The acquisition of Bella Rio positions Global Asset Management Group, Inc. to expand its digital marketing infrastructure and enhance shareholder value through integrated brand development and performance marketing.

About Bella Rio Marketing Agency, Inc.

Bella Rio Marketing Agency, Inc. is a full-service marketing and automation firm specializing in scalable digital solutions for modern brands. The company offers expertise in social media strategy, content creation, SEO, website development, CRM integration, and email marketing. Its data-driven approach focuses on lead generation, conversion optimization, and customer retention through customized digital experiences and automated workflows.

Bella Rio distinguishes itself with full-stack capabilities including professional video production, merchandising, campaign audits, and advanced audience targeting. Clients benefit from a high-touch strategic process supported by real-time analytics and automation tools that enhance performance across the marketing funnel. In its first year of operations, Bella Rio generated gross revenue of $92,787.92 and anticipates significant growth in the coming fiscal year.

Disposition of Regenecell, Inc.

On July 31, 2025, the Issuer transferred 600,000 Shares of Regenecell, Inc., a Florida corporation, representing the Issuer’s entire holdings, to Steven Swank, in exchange for and in complete satisfaction of $32,000 in Notes owed to Mr. Swank by the Issuer.  Mr. Swank, an Officer and Director of the Issuer, resigned his positions upon the completion of the transaction, as reported in Item 5.02 in this Report.

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointments of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 31, 2025, the Board of Directors accepted the resignations of Steven Swank, Richard Cruse, and Jay Cunningham as Directors of the Issuer, effective immediately.  These resignations were for personal business reasons and not as a result of any dispute with the Company, its financial statements, or its reports as filed the U.S. Securities and Exchange Commission.  None of the resigning Directors wished to provide any statement which would be required to be included in the Issuer’s filing on Form 8K.

Effective July 31, 2025, the Board of Directors appointed John Murray and Richard Balles as Directors of the Issuer.  In addition, Mr. Murray was appointed as President of the Issuer, and Mr. Balles was appointed as Chief Executive Officer of the Issuer.  The Board of Directors also appointed Andrew Roiniotis as Chief Marketing Officer and Erik Carlson as Corporate Secretary of the Issuer. Mr. Carlson will additionally serve as General Counsel, overseeing all legal affairs and corporate governance matters. His appointment reflects the Company’s commitment to strengthening its legal and compliance infrastructure as it enters a new phase of growth and strategic development.

About John Murray

John Murray is a nationally recognized executive in real estate, banking, and health and wellness. He has led high-volume real estate operations, co-founded Realty Pilot—a leading real estate tech firm—and served as President of Key Realty, Inc. His leadership spans private equity, servicing, and brokerage, with a track record of innovation and scalable enterprise solutions. Murray also chairs the National Cannabis Industry Association’s hemp committee and leads Sustainable Innovations, Inc., a vertically integrated cannabis and hemp company. He holds a BA from Illinois Wesleyan University.

About Richard Balles

Richard Balles is a veteran real estate investor and developer with over 22 years of experience in residential and commercial markets. He has originated and funded hundreds of millions in mortgages and was the founder of a bank sold in 2022. Balles has led distressed asset recovery efforts, acquiring and repositioning large pools of REO and non-performing loans. His portfolio includes ground-up developments and value-add multifamily projects across the Washington, D.C. region. Known for his hands-on approach and financial acumen, Balles brings institutional discipline to private market investments.

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About Erik Carlson

Erik Carlson is a seasoned attorney and entrepreneur with expertise in cannabis, health and wellness, and real estate development. He has served as general counsel for multiple ventures and founded several charitable organizations. Prior to his corporate legal work, Erik was a trial attorney, successfully litigating a wide range of civil and commercial cases. His experience includes business formation, contract negotiation, and strategic planning in complex legal environments. He holds a BA from Wake Forest University and a JD from the University of Wisconsin–Madison.

About Andrew Roiniotis

Andrew Roiniotis is an experienced investor and operator with a proven track record in entertainment, hospitality, and real estate development. He has deployed over $3 million into scalable ventures across Northern Illinois, resulting in the creation of more than 200 jobs and generating substantial consumer traffic. His portfolio includes the production of over 500 concerts and 50 festivals, as well as the development of high-volume venues that have revitalized underserved markets.  As co-founder of Bella Rio Consulting, Inc.—the parent company of Rock’N Vodka and other emerging consumer brands—Mr. Roiniotis continues to scale nationally positioned ventures. He is actively expanding into consulting and casino-related initiatives, supported by municipal partnerships. Known for strategic execution and growth-focused leadership, Mr. Roiniotis brings operational expertise and investor alignment to Global Asset Management Group, Inc.

Employment Agreement – Richard Balles (Chief Executive Officer)

On July 30, 2025, Global Asset Management Group, Inc. entered into an Executive Employment Agreement with Richard Balles, appointing him as Chief Executive Officer and Chairman of the Board, effective August 1, 2025. The agreement outlines a two-year initial term with automatic one-year renewals, subject to board review and performance evaluations.

Under the agreement, Mr. Balles may receive compensation in the form of cash or equity, including:

•	Annual CEO compensation of $200,000 or 200% equivalent in Non-Qualified Stock Options (NQSOs), with a cashless exercise feature.
•	Annual Chairman compensation of $100,000 or 200% equivalent in NQSOs.
•	A signing bonus of $100,000 or 200% equivalent in NQSOs.
•	Deal-based incentive bonuses equal to 5% of net revenue or profit from qualified transactions, capped at $1,000,000 per transaction.
•	Milestone bonuses and participation in a Long-Term Incentive Plan (LTIP), subject to board approval.

The agreement includes standard provisions for termination, change in control, and post-termination benefits, including immediate vesting of equity awards and continued eligibility for incentive compensation. Mr. Balles is also entitled to customary executive benefits such as life insurance, vacation, reimbursement of business expenses, and participation in company benefit plans. The agreement includes non-compete, non-solicitation, and confidentiality clauses, and is governed by the laws of the State of Wyoming.

Employment Agreement – John Murray (President)

On July 30, 2025, Global Asset Management Group, Inc. entered into an Executive Employment Agreement with John Murray, appointing him as President and Vice Chair of the Board, effective August 1, 2025. The agreement includes a two-year initial term with automatic one-year renewals, subject to performance reviews and board oversight.

Mr. Murray’s compensation includes:

•	Annual President compensation of $200,000 or 200% equivalent in Non-Qualified Stock Options (NQSOs), with a cashless exercise feature.
•	Annual Vice Chair compensation of $75,000 or 200% equivalent in NQSOs.
•	A signing bonus of $85,000 or 200% equivalent in NQSOs.
•	Deal-based incentive bonuses equal to 5% of net revenue or profit from qualified transactions, capped at $1,000,000 per transaction.
•	Milestone bonuses and participation in a Long-Term Incentive Plan (LTIP), subject to board approval.

The agreement provides for standard executive benefits including life insurance, vacation, reimbursement of business expenses, and participation in company benefit plans. It also includes provisions for termination, change in control, and post-termination benefits such as immediate vesting of equity awards and continued eligibility for incentive compensation. Mr. Murray is subject to customary non-compete, non-solicitation, and confidentiality obligations, and the agreement is governed by the laws of the State of Wyoming.

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Employment Agreement – Erik Carlson (General Counsel, Chief Legal Officer, and Corporate Secretary)

On July 30, 2025, Global Asset Management Group, Inc. entered into an Executive Employment Agreement with Erik Carlson, appointing him as General Counsel, Chief Legal Officer, and Corporate Secretary, effective August 1, 2025. The agreement includes a two-year initial term with automatic one-year renewals, subject to performance reviews and board oversight.

Mr. Carlson’s compensation includes:

•	Annual General Counsel and Chief Legal Officer compensation of $175,000 or 200% equivalent in Non-Qualified Stock Options (NQSOs), with a cashless exercise feature.
•	Annual Corporate Secretary compensation of $50,000 or 200% equivalent in NQSOs.
•	A signing bonus of $60,000 or 200% equivalent in NQSOs.
•	Deal-based incentive bonuses equal to 5% of net revenue or profit from qualified transactions, capped at $1,000,000 per transaction.
•	Milestone bonuses and participation in a Long-Term Incentive Plan (LTIP), subject to board approval.

The agreement outlines Mr. Carlson’s responsibilities for legal strategy, SEC compliance, governance, and corporate records across all subsidiaries. It includes standard executive benefits such as life insurance, vacation, reimbursement of business expenses, and participation in company benefit plans. Termination provisions include immediate vesting of equity awards and continued eligibility for incentive compensation. Mr. Carlson is subject to customary non-compete, non-solicitation, and confidentiality obligations, and the agreement is governed by the laws of the State of Wyoming.

Employment Agreement – Andrew Roiniotis (Chief Marketing Officer)

On July 30, 2025, Global Asset Management Group, Inc. entered into an Executive Employment Agreement with Andrew Roiniotis, appointing him as Chief Marketing Officer (CMO), effective August 1, 2025. The agreement includes a two-year initial term with automatic one-year renewals, subject to performance reviews and board oversight.

Mr. Roiniotis’s compensation includes:

•	Annual CMO compensation of $175,000 or 200% equivalent in Non-Qualified Stock Options (NQSOs), with a cashless exercise feature.
•	A signing bonus of $60,000 or 200% equivalent in NQSOs.
•	Deal-based incentive bonuses equal to 5% of net revenue or profit from qualified transactions, capped at $1,000,000 per transaction.
•	Milestone bonuses and participation in a Long-Term Incentive Plan (LTIP), subject to board approval.

The agreement outlines Mr. Roiniotis’s responsibilities for strategic marketing, brand development, regulatory compliance, and corporate communications. He is also tasked with overseeing internal audits, risk assessments, and compliance training related to marketing activities. The agreement includes standard executive benefits such as life insurance, vacation, reimbursement of business expenses, and participation in company benefit plans. Termination provisions include immediate vesting of equity awards and continued eligibility for incentive compensation. Mr. Roiniotis is subject to customary non-compete, non-solicitation, and confidentiality obligations, and the agreement is governed by the laws of the State of Wyoming.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Share Exchange Agreement dated July 22, 2025
104	Inline XBRL for the cover page of this Current Report on Form 8-K

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ASSET MANAGEMENT GROUP, INC.

Dated: August 5, 2025	By:	/s/ John Murray
	Name:	JOHN MURRAY
	Title:	President

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